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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
iPass, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of iPass, Inc. of our report dated January 29, 2004, relating to the consolidated balance sheets of iPass, Inc. and subsidiaries as of December 31, 2003 and 2002, and the consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of iPass, Inc.

                                                  /s/ KPMG LLP

Mountain View, California
August 16, 2004